Exhibit 99.1

Exascale Labs to Present at Guosheng Securities SST Industry Forum in Shanghai on May 29, 2026

●	Exascale to discuss how solid-state transformer and HVDC architectures are becoming critical infrastructure for next-generation AI data centers ahead of its proposed business combination with D. Boral ARC Acquisition I Corp. (NASDAQ: BCAR)

SAN FRANCISCO, May 27, 2026 – Exascale Labs Inc., a leading provider of next-generation AI compute infrastructure, today announced that Dr. Hoansoo Lee, Chief Executive Officer of Exascale Labs, will present at the Guosheng Securities SST Industry Forum, titled “SST: The CPO Moment Arrives for Power Equipment.” The forum will take place on May 29, 2026, at the Grand Hyatt Shanghai in Lujiazui, Shanghai.

“AI is forcing every layer of data center infrastructure to be redesigned, from compute and cooling to power and deployment,” said Dr. Hoansoo Lee, Chief Executive Officer of Exascale Labs. “The industry has spent the past several years focused on GPUs, networking, and optical interconnects. The next major bottleneck is power. SST and HVDC architectures are becoming increasingly important because they can help data centers support higher-density AI workloads with greater efficiency, faster deployment, and a more compact electrical footprint.”

The forum will convene leading experts across AI data center deployment, power electronics, silicon carbide devices, optical communications, and solid-state transformer system design to discuss one of the most important infrastructure shifts now emerging in the AI era: the transition from traditional data center power delivery to high-voltage direct current and SST-based architectures.

As AI infrastructure moves toward larger GPU clusters, higher rack densities, and next-generation 800V DC power delivery, the industry is beginning to treat the data center as a full power-system design challenge, not only a server procurement challenge. This mirrors what happened in optical communications, where co-packaged optics helped redefine high-speed interconnects for AI and high-performance computing. Exascale believes SST-based power infrastructure may represent a similar architectural shift for power delivery inside next-generation AI factories.

Exascale will showcase its Vera Rubin Data Center stack and is expected to discuss the demand for AI compute infrastructure in North America, the rapid evolution of AI data center architecture, and the role of SST-based HVDC systems in supporting high-density GPU deployments. The company’s perspective is grounded in its work across modular data centers, GPU cluster deployment, liquid cooling, power infrastructure, and AI infrastructure operations.

The rise of optical communication companies in the AI infrastructure supply chain has shown how quickly enabling technologies can become central to the buildout of AI data centers. Technologies such as optical transceivers, high-speed interconnects, and co-packaged optics have become critical to moving data between GPUs at scale. Exascale believes power delivery is now entering a similar phase. As GPU clusters grow larger and more power-intensive, the ability to move electricity more efficiently and reliably through the data center is becoming just as strategic as the ability to move data.

“SST is not simply a component upgrade,” Dr. Lee added. “It is part of a broader architectural transition toward AI data centers that are more modular, more power-dense, and more efficient from the grid connection to the GPU rack. For companies building at the front line of AI infrastructure, power is becoming a strategic advantage.”

Exascale’s platform is designed to address the major deployment bottlenecks facing AI infrastructure customers, including compute availability, power density, cooling, modular deployment, and operational optimization. Its core offerings include GPU-as-a-Service, GPU cluster management, modular data center solutions, high-density cooling, HVDC and solid-state transformer power systems, and energy storage solutions designed for large-scale AI workloads.

Exascale entered into a business combination agreement with D. Boral ARC Acquisition I Corp. (”BCAR”) in early 2026 and BCAR filed its S-4 with the Securities and Exchange Commission on May 14, 2026. Exascale expects the transaction to close in the second half of 2026, and upon closing, the combined company will operate as Exascale Labs Holdings Inc. The combined company expects to list on Nasdaq under the ticker XLAB.

About Exascale Labs

Exascale Labs is a next-generation AI infrastructure provider delivering end-to-end solutions across compute, cooling, power, and deployment. Exascale’s core offerings include GPU-as-a-Service, which provides reserved and on-demand access to high-performance GPU compute capacity globally, as well as GPU cluster management and optimization services.

In addition, Exascale has developed modular data center, high-density cooling, HVDC and solid-state transformer power, and energy storage solutions designed to address deployment bottlenecks in AI infrastructure. Exascale’s platform is purpose-built for large-scale AI workloads, including LLM training, fine-tuning, and high-concurrency inference, and is engineered to help enterprise and industry partners move from purchase order to live AI capacity faster and more efficiently. For more information, please visit: https://www.exascalelabs.ai

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “can,” “continue,” “could,” “expect,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “will,” and similar expressions. These statements include, without limitation, statements regarding the proposed business combination between Exascale Labs Inc. (“Exascale”) and D. Boral ARC Acquisition I Corp. (“BCAR”), the expected timing and completion of the business combination, the operation of the combined company as Exascale Labs Holdings Inc., and the listing of its securities on Nasdaq under the ticker “XLAB.” They also include statements regarding Exascale’s participation in the Guosheng Securities SST Industry Forum, the expected role of solid-state transformer, HVDC, modular data center, high-density cooling, GPU cluster, and AI infrastructure technologies, the expected demand for AI compute infrastructure, Exascale’s market positioning, and its business strategy, partnerships, and growth.

These statements are based on current expectations and assumptions, and involve risks and uncertainties that could cause actual results or events to differ materially, including, among others, the ability to complete the business combination and satisfy closing conditions, changes in customer demand, supply constraints for GPUs and related infrastructure components, competitive pressures, technological risks, operational performance, regulatory changes, and macroeconomic factors.

Readers are cautioned not to place undue reliance on these statements. Exascale and BCAR undertake no obligation to update or revise any forward-looking statements, except as required by law. Additional information regarding these and other risks is included in the Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission, which investors are encouraged to review.

Additional Information

In connection with the proposed business combination, BCAR and/or a newly formed holding company is expected to file relevant materials with the SEC, including a registration statement on Form S-4, which will include a proxy statement/prospectus to be mailed to BCAR’s shareholders regarding the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF BCAR AND EXASCALE ARE URGED TO READ THE PROXY/PROSPECTUS, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, as they will contain important information about Exascale, BCAR, and the proposed business combination. Investors will be able to obtain free copies of these documents, when available, and other documents filed with the SEC by BCAR through the SEC’s website at www.sec.gov.

Participants in the Solicitation

BCAR and its directors and executive officers may be deemed participants in the solicitation of proxies from its shareholders with respect to the proposed business combination. A list of the names of those directors and executive officers and a description of their interests in BCAR will be included in the proxy statement/prospectus for the proposed business combination when available at www.sec.gov.

Exascale and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Exascale in connection with the proposed business combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed business combination will be included in the proxy statement/prospectus for the proposed business combination.

No Offer or Solicitation

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction where such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption from such requirements.

Investor Contact

Nick Hresko-Staab
KCSA Strategic Communications
Exascale@KCSA.com

Media Contact

Hannah Erger
KCSA Strategic Communications

Exascale@KCSA.com

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